Exhibit 99.1

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Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

John Mills
Integrated Corporate Relations, Inc.
(310) 395-2215

BIG 5 SPORTING GOODS CORPORATION ANNOUNCES PRELIMINARY FISCAL 2005
FIRST QUARTER RESULTS

•	First Quarter Fiscal 2005 Diluted EPS Increases to $0.32 Versus Preliminarily Restated Diluted EPS of $0.29

•	First Quarter Fiscal 2005 Revenues Grow to $189.9 Million

•	37th Consecutive Quarter of Same Store Sales Growth

•	Declares Quarterly Cash Dividend

•	Conference Call Scheduled For Today at 2:00 p.m. (Pacific); Simultaneous Webcast at www.big5sportinggoods.com

El Segundo, CA – May 4, 2005 – Big 5 Sporting Goods Corporation (Nasdaq: BGFVE), a leading sporting goods retailer, today reported preliminary financial results for the fiscal 2005 first quarter that ended on April 3, 2005.

For the fiscal 2005 first quarter, net sales increased by $8.1 million, or 4.5%, to $189.9 million from net sales, as preliminarily restated to include adjustments relating to the previously announced establishment of a sales return reserve, of $181.8 million in the first quarter of 2004. Same store sales increased 1.7% during the first fiscal quarter versus the comparable 13-week period last year, representing the Company’s 37th consecutive quarterly increase in same store sales over comparable prior periods. Net income increased to $7.2 million, or $0.32 per diluted share, for the fiscal 2005 first quarter, compared with net income, as preliminarily restated, of $6.6 million, or $0.29 per diluted share, in the fiscal 2004 first quarter.

“We are pleased to report a strong start to our fiscal 2005,” said Steven G. Miller, Big 5’s Chairman, President and Chief Executive Officer. “We operated with one less business day during the quarter due to the shift in the timing of the Easter holiday and overcame unfavorable weather conditions in a majority of our markets to achieve our 37th consecutive quarterly increase in same store sales. We were up in each of our three major merchandise categories for the quarter, with footwear being our strongest performing category, followed by apparel and hardgoods. We believe that we are well positioned to continue our consistently solid performance in the second quarter and throughout the year.”

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Big 5 Sporting Goods
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Accounting Restatements
The Company previously announced that it would restate its prior reported financial statements for fiscal years 2002 and 2003, and the quarterly periods of fiscal years 2002, 2003 and 2004, in order to correct an accounting error and to make adjustments relating to the previously disclosed establishment of a sales return allowance as well as the Company’s accounting treatment for leases. Due to the focused but time-consuming review being conducted by the Company and its independent professional advisors, the Company’s financial statements and the associated audit by KPMG LLP, the Company’s independent registered public accounting firm, have not been able to be completed in order to permit the filing of the Company’s Annual Report on Form 10-K for fiscal 2004. Accordingly, results for the fiscal 2005 first quarter as well as the comparative results from prior periods that are provided herein are provided on a preliminary basis. Management does not believe that the ongoing review of its prior reported financial statements will identify any other material errors or adjustments than those the Company has already reported or result in any material change to the Company’s financial information contained herein. The Company is working diligently to complete the review process and file its Annual Report on Form 10-K as quickly as possible.

Declaration of Quarterly Cash Dividend
Big 5 also announced that its Board of Directors has voted to declare a cash dividend, at an annual rate of $0.28 per share of outstanding common stock. The next quarterly dividend, of $0.07 per share, will be paid on June 15, 2005, to stockholders of record as of June 1, 2005.

Store Openings
The Company ended the fiscal 2005 first quarter operating 309 stores, opening one new store during the quarter, which was a relocation. Subsequent to the end of the quarter, the Company opened one new store, in the Denver, Colorado market, and is currently operating 310 stores. The Company anticipates opening between 16 and 20 net new stores in fiscal 2005.

EPS Guidance
Big 5 expects to realize same store sales growth in the low single-digit range for the second fiscal quarter of 2005, resulting in earnings per diluted share in the range of $0.34 to $0.37. It should be noted that the impact of the restatements on previously reported fiscal 2004 second quarter earnings is preliminarily estimated to be a reduction of $0.02 per diluted share, to $0.31 per diluted share, including a $0.02 debt redemption charge. For the 2005 fiscal year, the Company expects same store sales growth in the low single-digit range, resulting in earnings per diluted share of $1.70 to $1.80, excluding a charge of $0.09 per diluted share associated with anticipated expenses related to the Company’s transition to its new distribution center. The Company expects 2005 fiscal year earnings per diluted share of $1.61 to $1.71, including expenses related to the Company’s transition to its new distribution center. The second quarter and fiscal year guidance, both as adjusted and as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), also do not include charges that will be incurred after the first fiscal quarter for expenses relating to the restatements because the Company is unable to adequately estimate those expenses at this time.

Conference Call Information
Big 5 will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss financial results for the quarter ended April 3, 2005. The webcast will be available at www.big5sportinggoods.com and archived for three months.

Big 5 Sporting Goods
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About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the United States, operating 310 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K/A filed on October 25, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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FINANCIAL TABLES FOLLOW

BIG 5 SPORTING GOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and Preliminary)
(in thousands, except earnings per share data)

		As
		Preliminarily
		Restated(1)
	13 Weeks Ended	13 Weeks Ended
	April 3, 2005	March 28, 2004

Net sales	$189,931	$181,767
Cost of goods sold, buying and occupancy	121,643	115,679

Gross profit	68,288	66,088

Selling and administrative	52,134	50,167
Depreciation and amortization	3,095	2,982

Operating income	13,059	12,939
Interest expense, net	1,175	1,936

Income before income taxes	11,884	11,003
Income tax	4,680	4,401

Net income available to common stockholders	$7,204	$6,602

Earnings per share:
Basic	$0.32	$0.29

Diluted	$0.32	$0.29

Shares used to calculate earnings per share:
Basic	22,678	22,664

Diluted	22,811	22,873

(1)	Reflects the Company’s current estimate of the Company’s operating results after taking into account the impact of the proposed restatement discussed above to correct an accounting error and to make adjustments relating to the previously disclosed establishment of a sales return allowance as well as the Company’s accounting treatment for leases.

BIG 5 SPORTING GOODS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and Preliminary)
(in thousands)

	April 3,	January 2,
	2005	2005

Assets
Current assets
Cash	$8,079	$6,746
Merchandise inventory	203,251	192,564
Other current assets	11,589	13,323

Total current assets	222,919	212,633

Property and equipment, net	62,752	59,732
Other long-term assets	18,672	19,290

Total assets	$304,343	$291,655

Liabilities and Stockholders’ Equity

Accounts payable	$87,771	$83,043
Other current liabilities	45,798	54,740
Deferred rent	16,356	16,393
Long-term debt	95,377	81,335

Total liabilities	245,302	235,511

Net stockholders’ equity	59,041	56,144

Total liabilities and stockholders’ equity	$304,343	$291,655

BIG 5 SPORTING GOODS CORPORATION
Regulation G Reconciliation
(Unaudited and Preliminary)

The Company’s earnings per diluted share (EPS) guidance for fiscal 2005 excludes anticipated expenses related to the Company’s transition to its new distribution center. The Company believes the use of adjusted EPS for guidance for fiscal 2005 will provide additional insight into the Company’s operating results as compared to estimated earnings per diluted share for fiscal 2005 due to the expenses the Company expects to incur related to the Company’s transition to its new distribution center. The Company will also use this adjusted reporting internally to evaluate its operating performance on that same basis. The following table sets forth a reconciliation of guidance net income per diluted share (calculated in accordance with GAAP) to adjusted net income per diluted share excluding anticipated expenses related to the Company’s transition to its new distribution center after tax:

52 Weeks Ended
January 1,
2006

Guidance earnings per diluted share	$1.61 - 1.71
Guidance distribution center transition expenses per diluted share	0.09 - 0.09

Guidance adjusted earnings per diluted share excluding distribution center transition expenses	$1.70 - 1.80

As described above, the Company’s EPS guidance does not include charges that are incurred after the first fiscal quarter for expenses relating to the restatements, because the Company is unable to estimate those expenses at this time.